EXHIBIT 99.1

Capstone Turbine Reports Q1 Fiscal 2019 Financial Results

Total Revenue Increased 10% Year-Over-Year

1.2:1 Book-to-Bill Ratio, Representing New Product Orders from 13 Different Distributors in 11 Countries During the Quarter

Total Increase in Gross Product Orders for the Last Six-Months Representing 98% Period-Over-Period Increase

Q1 Fiscal 2019 Financial Results Webcast to be Held

Today, August 7, 2018, at 1:45 PM PT, 4:45 PM ET

VAN NUYS, Calif., Aug. 07, 2018 (GLOBE NEWSWIRE) -- Capstone Turbine Corporation (www.capstoneturbine.com) (Nasdaq: CPST), the world’s leading clean technology manufacturer of microturbine energy systems, reports financial results for its fiscal first quarter ended June 30, 2018.

Financial Highlights of Fiscal 2019 First Quarter:

  Total revenue for the quarter increased 10% year-over-year
  Product revenue year-over-year increase of 8%
  Accessories, parts and service revenue increased 15% year-over-year
  1.2:1 book to bill ratio representing new product orders from 11 different countries
  Gross product orders for the six-month period ended June 30, 2018 were $32.5 million, compared to $16.4 million in the preceding six-month period ended December 31, 2017, an increase of 98% period-over-period
  Total cash position increased $0.2 million despite pay down of accrued expenses and unplanned supplier prepayments during the first quarter.
  Subsequent to the end of the first quarter, Capstone successfully negotiated with Carrier Corporation (“Carrier”) a one-time lump sum royalty settlement payment and removed non-compete provisions from the development agreement with Carrier.

Darren Jamison, President and Chief Executive Officer of Capstone said, “During the quarter, we maintained our focus on our key strategic initiatives that we set out at the beginning of the year and grew revenue year-over-year while maintaining our balance sheet and diversifying our revenue mix. We did experience some short-term volatility in our aftermarket business gross margin as part of normal business, but also experienced some additional unexpected headwinds due to a supplier issue that caused higher than expected service expenses in the quarter. This issue has been resolved and we expect business levels to normalize throughout the remainder of the year. In terms of the broader industry environments, overall conditions remained favorable, and we are encouraged by macro trends both domestically and internationally,” added Mr. Jamison.

Total revenue for the first quarter of fiscal 2019 increased 10%. Revenue increased to $21.2 million, compared to $19.2 million in the same period last year.  For the first quarter of fiscal 2019, revenue from microturbine products increased $1.0 million, or 8%, to $13.6 million from $12.6 million for the first quarter of fiscal 2018 and revenue from our accessories, parts and service increased $1.0 million, or 15%, to $7.6 million from $6.6 million for the first quarter of fiscal 2018.

Capstone’s results show new gross product orders of approximately $16.3 million during the first quarter of fiscal 2019 generating a 1.2:1 book-to-bill ratio. Capstone booked $32.5 million in gross product orders for the six-month period ended June 30, 2018, compared to $16.4 million in the preceding six-month period ended December 31, 2017, an increase of 98% period-over-period. During the first quarter of fiscal 2019 certain product orders placed in prior periods by the company’s legacy California distributor where canceled and reassigned to Cal Microturbine, Capstone’s new exclusive distribution partner in California. During the first quarter of fiscal 2019, Capstone received new product orders from 13 different distributors in 11 countries including the United States, Mexico, China, Kuwait, Russia, Spain, Austria, Italy, Ireland, Netherlands, and the United Kingdom.

Cash, cash equivalents, and restricted cash increased $0.2 million during the first quarter of fiscal 2019 to $19.6 million as of June 30, 2018. This compared to cash, cash equivalents, and restricted cash of $19.4 million and $19.1 million as of March 31, 2018, and June 30, 2017, respectively.

During the first quarter of fiscal 2019, Capstone effectively leveraged both its expanded asset-based credit facility with Bridge Bank and its at-the-market equity offering program to help cover its operations, including $2.2 million in prepayments to one of Capstone’s single source suppliers. One of the company’s single source suppliers notified the company that they were at maximum capacity and would require prepayment and a significant increase in the price of multiple components in order to fulfill Capstone’s supply requirements for fiscal 2019. In addition, the company paid down its accrued expenses by $1.0 million with respect to Capstone’s one-time leadership incentive program compensation.

During the first quarter of fiscal 2019, Capstone experienced lower than anticipated gross margin from its accessories, parts and service aftermarket business because of higher than normal scheduled and unscheduled maintenance activities. The increase in unscheduled maintenance activities was due to an issue with a supplier that resulted in an elevated cost of goods and a lower gross margin than historically reported in the prior quarters.

“Volatility is a normal part of our aftermarket business as we have noted in the past that this business ebbs and flows based on the timing of prior equipment sales, service intervals and unscheduled maintenance which this quarter reflects that. Our long-term goals are unchanged, and we expect business to return to normal levels throughout the year,” explained Mr. Jamison.

Operating expenses for the first quarter of fiscal 2019 increased 8% to $6.6 million from $6.1 million in the year-ago period. This increase includes an increase in marketing expense primarily related to our new Distributor Support System program and legal expense primarily related to our recently filed registration statement on Form S-3.

The net loss for the first quarter of fiscal 2019 was $4.9 million, or $0.08 per share, compared to a net loss of $4.1 million, or $0.10 per share for the first quarter of fiscal 2018. The Adjusted EBITDA for the first quarter of fiscal 2019 was negative $3.9 million, or a loss of $0.06 per share, compared to an Adjusted EBITDA of negative $3.4 million, or a loss of $0.08 per share for the first quarter of fiscal 2018. The weighted average shares outstanding for the first quarter of fiscal 2019 were 61.8 million compared with 41.1 million in the year-ago period.

On July 25, 2018, Capstone and Carrier Corporation (“Carrier”) entered into an amendment to their development agreement whereby Capstone agreed to pay Carrier approximately $3.0 million to conclude the company’s current royalty obligation under the development agreement and release the company from any future royalty payment obligations. The amendment also removed non-compete provisions from the development agreement, which allows Capstone to design, market or sell its C200 System in conjunction with any energy system and compete with Carrier products in the combined cooling, heating and power market (“CCHP”). This settlement will benefit the company’s quarterly product margins by approximately 2% at the current quarterly revenue levels and now allows Capstone to enter into strategic discussions and relationships with other global chiller manufacturers to improve future competitiveness in the CCHP market.

“The amendment to the Carrier development agreement is a tremendous achievement that will give us strategic flexibility in our largest market vertical and save us millions of dollars in future royalty payments as we execute against our goal of double digit revenue growth and accelerated product orders as illustrated by our 98% improvement in our book-to-bill in the last six months,” concluded Mr. Jamison.

Conference Call and Webcast
Capstone will host a live webcast August 7, 2018, at 1:45 PM Pacific Time (4:45 PM Eastern Time) to provide the results of the first quarter fiscal 2019 ended June 30, 2018. Capstone will discuss its financial results and will provide an update on its business activities. At the end of the conference call, Capstone will host a question-and-answer session to provide an opportunity for financial analysts to ask questions. Investors and interested individuals are invited to listen to the webcast by logging on to Capstone’s investor relation’s webpage at www.capstoneturbine.com. A replay of the webcast will be available on the website for 30 days.

About Capstone Turbine Corporation
Capstone Turbine Corporation (www.capstoneturbine.com) (Nasdaq: CPST) is the world's leading producer of low-emission microturbine systems and was the first to market commercially viable microturbine energy products. Capstone has shipped over 9,000 Capstone Microturbine systems to customers worldwide. These award-winning systems have logged millions of documented runtime operating hours. Capstone is a member of the U.S. Environmental Protection Agency's Combined Heat and Power Partnership, which is committed to improving the efficiency of the nation's energy infrastructure and reducing emissions of pollutants and greenhouse gases. A DQS-Certified ISO 9001:2015 and ISO 14001:2015 certified company, Capstone is headquartered in the Los Angeles area with sales and/or service centers in the United States, Latin America, Europe, Middle East and Asia.

For more information about the company, please visit www.capstoneturbine.com. Follow Capstone Turbine on Twitter, LinkedIn and YouTube.

Safe Harbor Statement
This press release contains “forward-looking statements,” as that term is used in the federal securities laws. Forward-looking statements may be identified by words such as “expects,” “believes,” “anticipates,” “objective,” “intend,” “targeted,” “plan” and similar phrases. These forward-looking statements are subject to numerous assumptions, risks and uncertainties described in Capstone’s filings with the Securities and Exchange Commission that may cause Capstone’s actual results to be materially different from any future results expressed or implied in such statements. Capstone cautions readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Capstone undertakes no obligation, and specifically disclaims any obligation, to release any revisions to any forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Financial Tables Follow

CAPSTONE TURBINE CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	June 30,	March 31,
	2018	2018
Assets
Current Assets:
Cash and cash equivalents	$13,569	$14,408
Restricted cash	6,000	5,000
Accounts receivable, net of allowances of $5,677 at June 30, 2018 and $5,744 at March 31, 2018	15,886	15,968
Inventories, net	16,055	15,633
Prepaid expenses and other current assets	5,018	2,803
Total current assets	56,528	53,812
Property, plant and equipment, net	2,788	2,859
Non-current portion of inventories	1,103	1,041
Intangible assets, net	355	411
Other assets	315	250
Total assets	$61,089	$58,373
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$13,560	$13,503
Accrued salaries and wages	1,334	1,588
Accrued warranty reserve	1,861	1,682
Deferred revenue	6,529	6,596
Revolving credit facility	10,024	8,527
Current portion of notes payable and capital lease obligations	77	192
Total current liabilities	33,385	32,088
Deferred revenue - non-current	1,121	—
Long-term portion of notes payable and capital lease obligations	121	130
Other long-term liabilities	403	396
Total liabilities	35,030	32,614
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $.001 par value; 10,000,000 shares authorized; none issued	—	—
Common stock, $.001 par value; 515,000,000 shares authorized, 64,340,430 shares issued and 64,192,796 shares outstanding at June 30, 2018; 57,062,598 shares issued and 56,916,646 shares outstanding at March 31, 2018	64	57
Additional paid-in capital	894,777	889,585
Accumulated deficit	(867,121)	(862,225)
Treasury stock, at cost; 147,634 shares at June 30, 2018 and 145,952 shares at March 31, 2018	(1,661)	(1,658)
Total stockholders’ equity	26,059	25,759
Total liabilities and stockholders' equity	$61,089	$58,373

CAPSTONE TURBINE CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Quarter Ended
	June 30,
	2018	2017
Revenue:
Product, accessories and parts	$17,085	$15,491
Service	4,104	3,749
Total revenue	21,189	19,240
Cost of goods sold:
Product, accessories and parts	15,630	14,037
Service	3,737	2,964
Total cost of goods sold	19,367	17,001
Gross margin	1,822	2,239
Operating expenses:
Research and development	932	1,149
Selling, general and administrative	5,651	4,960
Total operating expenses	6,583	6,109
Loss from operations	(4,761)	(3,870)
Other expense	(14)	(10)
Interest income	—	9
Interest expense	(118)	(221)
Loss before provision for income taxes	(4,893)	(4,092)
Provision for income taxes	4	—
Net loss	$(4,897)	$(4,092)

Net loss per common share—basic and diluted	$(0.08)	$(0.10)
Weighted average shares used to calculate basic and diluted net loss per common share	61,762	41,081

CAPSTONE TURBINE CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE

(In thousands)

	Three months ended
Reconciliation of Reported Net Loss to EBITDA and Adjusted EBITDA	June 30,
	2018	2017
Net loss, as reported	$(4,897)	$(4,092)
Interest expense	118	221
Provision for income taxes	4	—
Depreciation and amortization	287	304
EBITDA	$(4,488)	$(3,567)

Stock-based compensation	227	154
Restructuring charges	403	—
Adjusted EBITDA	$(3,858)	$(3,413)

To supplement the company’s unaudited financial data presented on a generally accepted accounting principles (GAAP) basis, management has used EBITDA and Adjusted EBITDA, non-GAAP measures. These non-GAAP measures are among the indicators management uses as a basis for evaluating the company’s financial performance as well as for forecasting future periods. Management establishes performance targets, annual budgets and makes operating decisions based in part upon these metrics. Accordingly, disclosure of these non-GAAP measures provides investors with the same information that management uses to understand the company’s economic performance year-over-year. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or other measures prepared in accordance with GAAP.

EBITDA is defined as net income before interest, provision for income taxes, and depreciation and amortization expense. Adjusted EBITDA is defined as EBITDA before stock-based compensation expense, restructuring charges, the change in warrant valuation and warrant issuance expenses. Restructuring charges includes facility consolidation costs and one-time costs related to the company’s cost reduction initiatives.

EBITDA and Adjusted EBITDA are not  measures of the company’s liquidity or financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of its liquidity.

While management believes that the non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these measures. The measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation. Management compensates for these limitations by relying primarily on the company’s GAAP results and by using EBITDA and Adjusted EBITDA only supplementally and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

CONTACT:

Capstone Turbine Corporation
Investor and investment media inquiries:
818-407-3628
ir@capstoneturbine.com

Integra Investor Relations
Shawn M. Severson
415-226-7747
cpst@integra-ir.com